[Letterhead of Rogoff & Company, P.C.]

                         Consent of Independent Auditors

We hereby consent to the use in this Pre-Effective Amendment to Registration of Securities by a Small-Business Issuer (Form SB-2/A) of our report dated August 7, 2000 relating to the audited financial statements of Inventoy.Com, Inc. for the period from inception (August 11, 1999) to July 31, 2000 which appears in such Form SB-2/A. We also consent to the reference to us under the headings "Experts" in such Form SB-2/A.


                           /s/ Rogoff & Company, P.C.

New York, New York
September 19, 2001